Exhibit 99.1

For Immediate Release

Adient announces early tender offer and consent solicitation results

CONTACTS Media: Mary Kay Dodero +1 734.386.6253 Mary.Kay.Dodero@adient.com Investors: Mark Oswald T +1 734.254.3372 Mark.A.Oswald@adient.com	PLYMOUTH, Mich., February 9, 2022 — Adient plc (NYSE: ADNT) (the “Company”) today announced the early results for the previously announced (i) tender offer by its wholly owned subsidiary Adient US LLC (the “U.S. Issuer”) to purchase for cash any and all of its outstanding $600,000,000 9.00% senior first lien notes (the “2025 Notes”) (the “U.S. Tender Offer”) and 2025 Consent Solicitation (as defined below) and (ii) tender offer by its wholly owned subsidiary Adient Global Holdings Ltd (the “Jersey Issuer” and, together with the U.S. Issuer, the “Issuers”) to purchase for cash up to €177,000,000 of its outstanding 3.50% senior unsecured notes (the “2024 Notes”, and together with the 2025 Notes, the “Notes”) (the “EUR Tender Offer” and, together with the U.S. Tender Offer, each a “Tender Offer” and together the “Tender Offers”). The Tender Offers and 2025 Consent Solicitation are subject to the terms and conditions set forth in the Offer to Purchase, dated January 26, 2022, relating thereto (the “Offer to Purchase”).

As of the previously announced early tender deadline of 5:00 p.m., New York City time, on Tuesday, February 8, 2022 (the “Early Tender Time”), the Company has been advised by Global Bondholder Services Corporation, as Depositary for the U.S. Tender Offer, that approximately $507,390,000 in aggregate principal amount, or approximately 84.57%, of the outstanding 2025 Notes had been validly tendered and not withdrawn in the U.S. Tender Offer. As part of the U.S. Tender Offer, the U.S. Issuer also solicited consents (the “2025 Consent Solicitation”) from the holders of the 2025 Notes for certain proposed amendments that would, among other things, (i) eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the 2025 Notes and (ii) permit the U.S. Issuer to release all of the collateral that secures or purports to secure the obligations under the 2025 Notes without the consent of Holders of the 2025 Notes (the “Proposed Amendments”). Consents representing 84.57% of the aggregate outstanding principal amount of 2025 Notes were delivered as of the Early Tender Time, which represent the required consents needed in order to adopt the Proposed Amendments.

Subject to the terms and conditions of the U.S. Tender Offer, the U.S. Issuer is accepting for purchase all 2025 Notes validly tendered and not validly withdrawn prior to the Early Tender Time, with the settlement date for such purchase expected to occur on or about February 10, 2022. In addition, the Company intends to cause the U.S. Issuer to enter into a supplemental indenture with the trustee for the 2025 Notes to effect the Proposed Amendments. Because the aggregate principal amount of 2025 Notes validly tendered and not validly withdrawn in the U.S. Tender Offer prior to the Early Tender Time is less than $600,000,000, subject to the terms and conditions set forth in the Offer to Purchase, the U.S. Issuer intends to accept for purchase 2025 Notes validly tendered after the Early Tender Time and prior to the Expiration Time (as defined below).

As of the Early Tender Time, the Company has also been advised by Global Bondholder Services Corporation, as Depositary for the EUR Tender Offer, that the EUR Tender Offer was oversubscribed as approximately €473,315,000 in aggregate principal amount, or approximately 47.33%, of the outstanding 2024 Notes had been validly tendered and not withdrawn in the EUR Tender Offer.

Subject to the terms and conditions of the EUR Tender Offer, the Jersey Issuer is accepting for purchase €177,000,000 2024 Notes validly tendered and not validly withdrawn prior to the Early Tender Time, with the settlement date for such purchase expected to occur on or about February 10, 2022. Due to oversubscription, the Jersey Issuer will accept all 2024 Notes that were tendered and not validly withdrawn on a prorated basis. Based on the terms of the EUR Tender Offer, approximately 36.70% of all 2024 Notes that were tendered and not validly withdrawn as of the Early Tender Time will be accepted for purchase. No 2024 Notes that are tendered after the Early Tender Time will be accepted for purchase. 2024 Notes that were tendered in the EUR Tender Offer but not accepted for purchase will be returned promptly to the tendering holders.

The withdrawal deadline relating to the Tender Offers and 2025 Consent Solicitation occurred at 5:00 p.m., New York City time, on Tuesday, February 8, 2022. Notes previously tendered and not withdrawn, and Notes that are tendered after the withdrawal deadline, may not be withdrawn except as required by law. The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on Wednesday, February 23, 2022 (the “Expiration Time”), unless extended or earlier terminated by the applicable Issuer.

Citigroup Global Markets Inc. is the Dealer Manager and Solicitation Agent in the Tender Offers and the 2025 Consent Solicitation. Global Bondholder Services Corporation is the Tender Agent and Information Agent for the Tender Offers and the 2025 Consent Solicitation. Persons with questions regarding the Tender Offers and the 2025 Consent Solicitation should contact Citigroup Global Markets Inc. at (toll free) (800) 558-3745 or (collect) (212) 723-6106. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (toll free) (855) 654-2014 or by email to contact@gbsc-usa.com.

None of the Company, the Issuers, the Dealer Manager and Solicitation Agent, the Tender and Information Agent, the trustees or any of their respective affiliates (x) makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes and delivering any related Consents, and no one has been authorized by any of them to make such a recommendation or (y) except as expressly set forth herein with respect to the Company, the Issuers, the Dealer Manager and Solicitation Agent, the Tender and Information Agent or any of their respective affiliates, makes any representations or warranties. The trustees do not assume any responsibility for the accuracy or completeness of the information concerning the Company, the Issuers, their affiliates or the Notes contained herein or any failure by the Company or the Issuers to disclose events that may have occurred and may affect the significance or accuracy of that information. Holders must make their own decision as to whether to tender their Notes and deliver related consents, and, if so, the principal amount of Notes as to which action is to be taken.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers and the 2025 Consent Solicitation are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Issuers by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Adient:

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 75,000 employees in 33 countries, Adient operates 208 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient’s expertise spans every step of the automotive seat-making process. Adient’s integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 20 million vehicles every year. For more information on Adient, please visit www.adient.com.

Forward-Looking Statements:

The Company has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” or similar terms. Forward-looking statements are not guarantees of future performance and the Issuers’ and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. The Issuers caution that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Issuers’ or the Company’s control, that could cause the Issuers’ or the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the consummation of the Tender Offers or the 2025 Consent Solicitation at all or on the same or different terms as those set forth herein, whether recently completed strategic transactions in China and deleveraging activities may yield additional value for investors at all or on the same or different terms as those described in the statements made or incorporated by reference in this document, the timing, benefits and outcomes of the strategic transactions in China and/or the activities relating to our capital structure, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, any future redemption of Notes following the Tender Offer on the same or different terms as those set forth herein, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on the Company and its customers, suppliers, joint venture partners and other parties, the ability of the Company to execute its turnaround plan, work stoppages, including due to supply chain disruptions and similar events, energy and commodity (particularly steel) prices, the availability of raw materials (including petrochemicals) and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductor chips)), automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of the Company to effectively launch new business at forecast and profitable levels, the ability of the Company or the Issuers to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which the Company has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of the Company to identify, recruit and retain key leadership. A detailed discussion of risks related to the Company’s business is included in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 23, 2021 and Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2021, filed with the SEC on February 4, 2022 available at www.sec.gov. Holders of Notes should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, the Issuers assume no obligation, and disclaim any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

ADNT-FN

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